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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Incentive Plan of All American Communications, Inc. of our report dated March 8, 1995, with respect to the consolidated financial statements and schedule of All American Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP

Los Angeles, California
November 13, 1995